Exhibit 99.1

Blue Water Vaccines to Present at Biotech Showcase 2023 During the 41st Annual J.P. Morgan Healthcare Conference Week in San Francisco

CINCINNATI, OH, January 9, 2023 -- Blue Water Vaccines Inc. (“BWV” or “Blue Water Vaccines” or the “Company”), a biopharmaceutical company developing transformational vaccines to address significant global health challenges, today announced that BWV management will present at the Biotech Showcase 2023 in San Francisco, California, happening during the 41st Annual J.P. Morgan Healthcare Conference. During the presentation, management will provide a corporate overview, recent milestones and execution, and company pipeline updates.

Session details are as follows:

Date:	Wednesday, January 11, 2023
Time:	2:30 p.m. PST
Location:	Hilton San Francisco Union Square, Yosemite A (Ballroom Level)
Title:	Blue Water Vaccines Company Presentation

“We are honored to present our story and progress at this year’s Biotech Showcase in San Francisco,” said Joseph Hernandez, Chairman and Chief Executive Officer of Blue Water Vaccines. “We have made exciting progress in advancing and expanding our vaccine pipeline in recent months, and we look forward to sharing details at such a prestigious event with all in attendance.”

BWV’s management will be available during the conference for one-on-one meetings. Interested parties may request a one-on-one meeting at investors@bluewatervaccines.com or contact BWV at (513) 620-4101.

About Blue Water Vaccines

Blue Water Vaccines Inc. is a biopharmaceutical company focused on developing transformational vaccines to address significant health challenges globally. Headquartered in Cincinnati, OH, the company holds the rights to proprietary technology developed at the University of Oxford, Cincinnati Children’s Hospital Medical Center, St. Jude Children’s Hospital, and The University of Texas Health San Antonio. The Company is developing a universal flu vaccine that will provide protection from all virulent strains in addition to licensing a novel norovirus (NoV) S&P nanoparticle versatile virus-like particle (VLP) vaccine platform from Cincinnati Children’s to develop vaccines for multiple infectious diseases, including norovirus/rotavirus and malaria, among others. Additionally, Blue Water Vaccines is developing a Streptococcus pneumoniae (pneumococcus) vaccine candidate, designed to specifically prevent the highly infectious middle ear infections, known as Acute Otitis Media (AOM), in children, and prevention of pneumonia in older people at risk for contracting pneumococcal pneumonia, a significant unmet medical need. The advantage of this technology includes a serotype independent mucosal immunity that prevents colonization in the upper respiratory tract as well as systemic immunity that can confer serotype independent against invasive pneumococcal disease. The Company is also developing a Chlamydia vaccine candidate with UT Health San Antonio to prevent infection and reduce the need for antibiotic treatment associated with contracting Chlamydia disease. For more information, visit www.bluewatervaccines.com.

Forward-Looking Statements

Certain statements in this press release are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words such as “anticipate,” “believe,” “forecast,” “estimate,” “expect,” and “intend,” among others. These forward-looking statements are based on BWV’s current expectations and actual results could differ materially. There are a number of factors that could cause actual events to differ materially from those indicated by such forward-looking statements. These factors include, but are not limited to, risks related to the development of BWV’s vaccine candidates; the failure to obtain FDA clearances or approvals and noncompliance with FDA regulations; delays and uncertainties caused by the global COVID-19 pandemic; risks related to the timing and progress of clinical development of our product candidates; our need for additional financing; uncertainties of patent protection and litigation; uncertainties of government or third party payor reimbursement; limited research and development efforts and dependence upon third parties; and substantial competition. As with any vaccine under development, there are significant risks in the development, regulatory approval and commercialization of new products. BWV does not undertake an obligation to update or revise any forward-looking statement. Investors should read the risk factors set forth in BWV’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission (the “SEC”) on August 29, 2022 and periodic reports filed with the SEC on or after the date thereof. All of BWV’s forward-looking statements are expressly qualified by all such risk factors and other cautionary statements. The information set forth herein speaks only as of the date thereof.

Media Contact Information:

Blue Water Media Relations

Telephone: (646) 942-5591

Email: Nic.Johnson@russopartnersllc.com

Investor Contact Information:

Blue Water Investor Relations

Email: investors@bluewatervaccines.com